FINANCE OF AMERICA REPORTS FIRST QUARTER 2024 RESULTS
– Net loss from continuing operations of $16 million or $0.06 basic loss per share for the quarter –
– Third consecutive quarter of improved operating results on an adjusted net basis –
– Adjusted EBITDA for the quarter was near break-even at a loss of $1 million –

Plano, Texas (May 6, 2024): Finance of America Companies Inc. (“Finance of America” or the “Company”) (NYSE: FOA), a modern retirement solutions platform, reported financial results for the quarter ended March 31, 2024.

First Quarter 2024 Highlights
•Net loss from continuing operations for the first quarter of $16 million or $0.06 basic loss per share.
•For the quarter, the Company recognized an adjusted net loss(1) of $7 million or $0.03 per share.
•69% improvement on a pre-tax basis in Retirement Solutions in the first quarter driven by higher revenue margin and reduced expenses compared to the prior quarter.
•The first quarter 2024 marks the third consecutive quarter of improved operating performance on an adjusted net basis.
•Adjusted EBITDA for the quarter was near break-even at a loss of $1 million.
(1) See the sections titled “Reconciliation to GAAP” and “Non-GAAP Financial Measures” for reconciliations to the most directly comparable GAAP measures and other important disclosures.

Graham A. Fleming, Chief Executive Officer commented, “Throughout the first quarter, Finance of America continued to execute against its strategic priorities and remains on track to return to sustained profitability. As the leading provider of home equity-based financing solutions for a modern retirement, we are well positioned to benefit from home price appreciation and a growing senior homeowner population.”

(unaudited)
First Quarter Financial Summary of Continuing Operations

($ amounts in millions, except per share data)			Variance (%)		Variance (%)
	Q1'24	Q4'23	Q1'24 vs Q4'23	Q1'23	Q1'24 vs Q1'23
Funded volume	$424	$446	(5)%	$357	19%
Total revenues	75	276	(73)%	141	(47)%
Total expenses and other, net	90	95	(5)%	83	8%
Pre-tax income (loss) from continuing operations	(16)	172	(109)%	58	(128)%
Net income (loss) from continuing operations	(16)	171	(109)%	55	(129)%
Adjusted net loss(1)	(7)	(20)	65%	(15)	53%
Adjusted EBITDA(1)	(1)	(18)	94%	(12)	92%
Basic net earnings (loss) per share	$(0.06)	$0.72	(108)%	$0.29	(121)%
Diluted net income (loss) per share(2)	$(0.06)	$0.55	(111)%	$0.22	(127)%
Adjusted loss per share(1)	$(0.03)	$(0.09)	67%	$(0.08)	63%
(1) See the sections titled “Reconciliation to GAAP” and “Non-GAAP Financial Measures” for reconciliations to the most directly comparable GAAP measures and other important disclosures.
(2) Calculated on an if-converted basis except when anti-dilutive.

Balance Sheet Highlights

($ amounts in millions)	March 31,	December 31,	Variance (%)
	2024	2023	Q1'24 vs Q4'23
Cash and cash equivalents	$48	$46	4%
Securitized loans held for investment (HMBS & nonrecourse)	26,458	25,821	2%
Total assets	27,684	27,108	2%
Total liabilities	27,428	26,835	2%
Total equity	256	272	(6)%

•First quarter cash and cash equivalents of $48 million.
•Securitized loans held for investment (HMBS & nonrecourse) increased 2% as we completed two proprietary securitizations in the quarter in addition to HMBS securitizations.
•Total assets increased 2% in line with the change in securitized loans held for investment.
•Total liabilities increased $593 million on a sequential-quarter basis primarily due to the increase in HMBS obligations.

(unaudited)
Segment Results

Retirement Solutions
The Retirement Solutions segment primarily generates revenue and earnings in the form of net origination gains and origination fees earned on the origination of reverse mortgage loans.

			Variance (%)		Variance (%)
($ amounts in millions)	Q1'24	Q4'23	Q1'24 vs Q4'23	Q1'23	Q1'24 vs Q1'23
Funded volume	$424	$446	(5)%	$357	19%
Total revenue	46	41	12%	26	77%
Pre-tax loss	(4)	(13)	69%	(9)	56%
Adjusted net income (loss)(1)	5	(2)	350%	2	150%
(1) See the sections titled “Reconciliation to GAAP” and “Non-GAAP Financial Measures” for reconciliations to the most directly comparable GAAP measures and other important disclosures.
•For the quarter, the segment recognized adjusted net income of $5 million as a result of improved revenue margins and reduced expenses.
•Within our Reverse business, funded volume decreased to $423 million, or down 3% from the prior quarter due to seasonality and the consolidation to one loan origination system during the quarter.
•First quarter revenue increased 12% from the fourth quarter to $46 million as margins improved as a result of spread tightening throughout the first quarter. Revenue margin in the first quarter was 10.8% compared to 9.2% in the prior quarter.

Portfolio Management
The Portfolio Management segment primarily generates revenue and earnings in the form of fair value gains or losses on portfolio assets and the sale or securitization of loans.

			Variance (%)		Variance (%)
($ amounts in millions)	Q1'24	Q4'23	Q1'24 vs Q4'23	Q1'23	Q1'24 vs Q1'23
Assets under management	$27,357	$26,773	2%	$26,327	4%
Assets excluding HMBS and nonrecourse obligations	1,632	1,515	8%	1,887	(14)%
Total revenue	37	240	(85)%	124	(70)%
Pre-tax income	14	217	(94)%	99	(86)%
Adjusted net income(1)	6	—	N/A	4	50%
(1) See the sections titled “Reconciliation to GAAP” and “Non-GAAP Financial Measures” for reconciliations to the most directly comparable GAAP measures and other important disclosures.
•For the quarter, the segment recognized adjusted net income of $6 million, an improvement against break-even for the prior quarter primarily due to increased yield on the Company’s retained interests in securitized loans held for investment.
•Net fair value adjustments during the first quarter totaled $7 million as changes in market interest rates were more than offset by credit spread and home price appreciation adjustments.

Finance of America Companies Inc. Selected Financial Information Condensed Consolidated Statements of Financial Condition (In thousands, except share data) (Unaudited)

	March 31, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	$48,229	$46,482
Restricted cash	195,349	178,319
Loans held for investment, subject to HMBS related obligations, at fair value	18,050,772	17,548,763
Loans held for investment, subject to nonrecourse debt, at fair value	8,407,602	8,272,393
Loans held for investment, at fair value	535,910	575,228
Intangible assets, net	244,233	253,531
Other assets, net	194,183	226,153
Assets of discontinued operations	7,290	6,721
TOTAL ASSETS	$27,683,568	$27,107,590

LIABILITIES AND EQUITY
HMBS related obligations, at fair value	$17,827,060	$17,353,720
Nonrecourse debt, at fair value	7,897,896	7,904,200
Other financing lines of credit	1,071,191	928,479
Notes payable, net (includes amounts due to related parties of $84,630 and $59,130, respectively)	436,193	410,911
Payables and other liabilities	174,858	219,569
Liabilities of discontinued operations	20,647	18,304
TOTAL LIABILITIES	27,427,845	26,835,183

EQUITY
Class A Common Stock, $0.0001 par value; 6,000,000,000 shares authorized; 100,820,259 and 100,599,241 shares issued, respectively, and 96,561,759 and 96,340,741 shares outstanding, respectively	10	10
Class B Common Stock, $0.0001 par value; 1,000,000 shares authorized; 15 shares issued and outstanding, respectively	—	—
Additional paid-in capital	950,588	946,929
Accumulated deficit	(721,921)	(714,383)
Accumulated other comprehensive loss	(266)	(249)
Noncontrolling interest	27,312	40,100
TOTAL EQUITY	255,723	272,407
TOTAL LIABILITIES AND EQUITY	$27,683,568	$27,107,590

Finance of America Companies Inc. Selected Financial Information Condensed Consolidated Statements of Operations (In thousands, except share data) (Unaudited)

	Q1'24	Q4'23	Q1'23
REVENUES
Net fair value gains on loans and related obligations	$92,635	$292,203	$176,394
Fee income	6,236	10,073	6,352
Gain (loss) on sale and other income from loans held for sale, net	86	(1,530)	(12,426)
Net interest expense:
Interest income	4,266	2,459	2,091
Interest expense	(28,541)	(27,473)	(31,556)
Net interest expense	(24,275)	(25,014)	(29,465)
TOTAL REVENUES	74,682	275,732	140,855

EXPENSES
Salaries, benefits, and related expenses	39,023	37,850	40,814
Loan production and portfolio related expenses	8,613	5,194	7,992
Loan servicing expenses	8,218	7,455	6,636
Marketing and advertising expenses	8,512	9,729	1,956
Depreciation and amortization	9,678	9,939	10,105
General and administrative expenses	17,271	22,632	16,274
TOTAL EXPENSES	91,315	92,799	83,777
IMPAIRMENT OF INTANGIBLES AND OTHER ASSETS	(600)	(8,738)	—
OTHER, NET	1,453	(2,641)	936
NET INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(15,780)	171,554	58,014
Provision for income taxes from continuing operations	—	193	2,532
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	(15,780)	171,361	55,482
NET LOSS FROM DISCONTINUED OPERATIONS	(4,524)	(6,698)	(40,890)
NET INCOME (LOSS)	(20,304)	164,663	14,592
Noncontrolling interest	(12,766)	103,302	11,538
NET INCOME (LOSS) ATTRIBUTABLE TO CONTROLLING INTEREST	$(7,538)	$61,361	$3,054

EARNINGS PER SHARE
Basic weighted average shares outstanding	96,485,585	88,425,793	64,016,845
Basic net income (loss) per share from continuing operations	$(0.06)	$0.72	$0.29
Basic net income (loss) per share	$(0.08)	$0.69	$0.05
Diluted weighted average shares outstanding	96,485,585	229,300,885	190,301,012
Diluted net income (loss) per share from continuing operations	$(0.06)	$0.55	$0.22
Diluted net income (loss) per share	$(0.08)	$0.53	$0.07

(unaudited)
Reconciliation to GAAP

($ amounts in millions)(1)	Q1'24	Q4'23	Q1'23
Reconciliation of net income (loss) from continuing operations to adjusted net loss and adjusted EBITDA
Net income (loss) from continuing operations	$(16)	$171	$55
Add back: Provision for income taxes	—	(1)	(3)
Net income (loss) from continuing operations before taxes	(16)	172	58
Adjustments for:
Changes in fair value(2)	(9)	(221)	(94)
Amortization and impairment of intangibles and other assets(3)	10	17	9
Share-based compensation(4)	3	3	4
Certain non-recurring costs(5)	2	2	2
Adjusted net loss before taxes	(10)	(27)	(21)
Benefit for income taxes(6)	2	7	6
Adjusted net loss	(7)	(20)	(15)
Benefit for income taxes(6)	(2)	(7)	(6)
Depreciation	—	1	1
Interest expense on non-funding debt	8	8	8
Adjusted EBITDA	$(1)	$(18)	$(12)

($ amounts in millions except shares and $ per share)	Q1'24	Q4'23	Q1'23
GAAP PER SHARE MEASURES
Net income (loss) from continuing operations attributable to controlling interest	$(6)	$64	$19
Weighted average outstanding share count	96,485,585	88,425,793	64,016,845
Basic net income (loss) per share from continuing operations	$(0.06)	$0.72	$0.29
If-converted method net income (loss) from continuing operations	$(6)	$128	$42
Weighted average diluted share count	96,485,585	229,300,885	190,301,012
Diluted net income (loss) per share from continuing operations(7)	$(0.06)	$0.55	$0.22

NON-GAAP PER SHARE MEASURES
Adjusted net loss	$(7)	$(20)	$(15)
Weighted average share count	229,432,953	229,300,885	190,301,012
Adjusted loss per share	$(0.03)	$(0.09)	$(0.08)
(1) Totals may not foot due to rounding.
(2) Changes in fair value include changes in fair value of loans and securities held for investment and related obligations, deferred purchase price obligations, contingent earnout, warrant liability, and minority investments.
(3) Includes amortization and impairment of intangibles and impairment of certain other long-lived assets during the periods presented.
(4) Includes equity-based compensation for Replacement Restricted Stock Units and Earnout Right Restricted Stock Units, which are funded 100% by existing non-controlling shareholders or outstanding Class A Common Stock.
(5) Reflects certain non-recurring costs and adjustments that management believes should be excluded as these do not relate to a recurring part of the core business operations. These items include amounts recognized for settlement of legal and regulatory matters, acquisition or divestiture-related expenses, and other one-time charges.
(6) We applied an effective combined corporate tax rate to adjusted consolidated pre-tax loss for the respective period to determine the tax effect of adjusted consolidated net loss.
(7) Calculated on an if-converted basis except when anti-dilutive.

(unaudited)
Adjusted Net Income by Segment (Continuing Operations)

For the three months ended March 31, 2024
($ amounts in millions except shares and $ per share)(1)	Retirement Solutions	Portfolio Management	Corporate & Other	FOA
Pre-tax income (loss)	$(4)	$14	$(26)	$(16)
Adjustments for:
Changes in fair value(2)	—	(7)	(2)	(9)
Amortization of intangibles and impairment of other assets(3)	9	—	1	10
Share-based compensation(4)	1	—	2	3
Certain non-recurring costs(5)	—	—	2	2
Adjusted net income (loss) before taxes	$6	$8	$(24)	$(10)
Provision (benefit) for income taxes(6)	2	2	(6)	(2)
Adjusted net income (loss)	$5	$6	$(18)	$(7)
Weighted average share count	229,432,953	229,432,953	229,432,953	229,432,953
Adjusted earnings (loss) per share	$0.02	$0.03	$(0.08)	$(0.03)

For the three months ended December 31, 2023
($ amounts in millions except shares and $ per share)(1)	Retirement Solutions	Portfolio Management	Corporate & Other	FOA
Pre-tax income (loss)	$(13)	$217	$(33)	$172
Adjustments for:
Changes in fair value(2)	—	(224)	3	(221)
Amortization and impairment of intangibles and other assets(3)	9	6	1	17
Share-based compensation(4)	1	—	2	3
Certain non-recurring costs(5)	—	—	2	2
Adjusted net loss before taxes	$(3)	$—	$(24)	$(27)
Benefit for income taxes(6)	(1)	—	(6)	(7)
Adjusted net loss	$(2)	$—	$(18)	$(20)
Weighted average share count	229,300,885	229,300,885	229,300,885	229,300,885
Adjusted loss per share	$(0.01)	$—	$(0.08)	$(0.09)

(unaudited)

For the three months ended March 31, 2023
($ amounts in millions except shares and $ per share)(1)	Retirement Solutions	Portfolio Management	Corporate & Other	FOA
Pre-tax income (loss)	$(9)	$99	$(32)	$58
Adjustments for:
Changes in fair value(2)	—	(93)	(1)	(94)
Amortization of intangible assets(3)	9	—	—	9
Share-based compensation(4)	2	—	2	4
Certain non-recurring costs(5)	1	—	1	2
Adjusted net income (loss) before taxes	$3	$6	$(30)	$(21)
Provision (benefit) for income taxes(6)	1	2	(8)	(6)
Adjusted net income (loss)	$2	$4	$(22)	$(15)
Weighted average share count	190,301,012	190,301,012	190,301,012	190,301,012
Adjusted earnings (loss) per share	$0.01	$0.02	$(0.12)	$(0.08)
(1) Totals may not foot due to rounding.
(2) Changes in fair value include changes in fair value of loans and securities held for investment and related obligations, deferred purchase price obligations, contingent earnout, warrant liability, and minority investments.
(3) Includes amortization and impairment of intangibles and impairment of certain long-lived assets recognized during the periods presented.
(4) Includes equity-based compensation for Replacement Restricted Stock Units and Earnout Right Restricted Stock Units, which are funded 100% by existing non-controlling shareholders or outstanding Class A Common Stock.
(5) Reflects certain non-recurring costs and adjustments that management believes should be excluded as these do not relate to a recurring part of the core business operations. These items include amounts recognized for settlement of legal and regulatory matters, acquisition or divestiture-related expenses, and other one-time charges.
(6) We applied an effective combined corporate tax rate to adjusted consolidated pre-tax income (loss) for the respective period to determine the tax effect of adjusted consolidated net income (loss).

Webcast and Conference Call
Management will host a webcast and conference call on Monday, May 6th at 5:00 pm Eastern Time to discuss the Company’s results for the first quarter ended March 31, 2024. A copy of this press release will be posted prior to the call under the “Investors” section on Finance of America’s website at https://www.financeofamerica.com/investors.
To listen to the audio webcast of the conference call, please visit the “Investors” section of the Company's website at https://www.financeofamerica.com/investors. The conference call can also be accessed by dialing the following:
a.1-800-715-9871 (Domestic)
b.1-646-307-1963 (International)
c.Conference ID: 5706924

Replay
A replay of the call will also be available on the Company's website approximately two hours after the conclusion of the conference call until May 20, 2024. To access the replay, dial 1-800-770-2030 (United States) or 1-646-307-1963 (International). The replay pin number is 5706924. The replay can also be accessed on the “Investors” section of the Company's website at https://www.financeofamerica.com/investors.

About Finance of America
Finance of America (NYSE: FOA) is a modern retirement solutions platform that provides customers with access to an innovative range of retirement offerings centered on the home. In addition, FOA offers capital markets and portfolio management capabilities primarily to optimize the distribution of its originated loans to investors. FOA is headquartered in Plano, Texas. For more information, please visit www.financeofamerica.com.

Forward-Looking Statements
This release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only management’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that our actual results, financial condition and liquidity may differ, possibly materially, from the anticipated results, financial condition and liquidity in these forward-looking statements. The Company’s actual results may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. The Company cautions readers not to place undue reliance upon any forward-looking statements, which are current only as of the date of this release. Results for any specified quarter are not necessarily indicative of the results that may be expected for the full year or any future period. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. All subsequent written and oral forward-looking statements concerning the Company or other matters and attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. A number of important factors exist that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: our ability to manage the unique challenges presented by operating as a modern retirement solutions platform rather than a vertically-integrated, diversified lending and complementary services platform due to the transformation of our business; our ability to successfully operate the recently integrated lending platform that we acquired from American Advisors Group in March 2023 and generally, our ability to operate our business profitably; our ability to respond to significant changes in prevailing interest rates and to resume profitable business operations; our geographic market concentration if the economic conditions in our current markets should decline or if our current markets are impacted by natural disasters; our use of estimates in measuring or determining the fair value of the majority of our financial assets and liabilities, which may require us to write down the value of these assets or write up the value of these liabilities if the estimates prove to be incorrect; our ability to prevent cyber intrusions and mitigate cyber risks; the possibility that the Company may be adversely affected by other economic, business and/or competitive factors in our business markets and worldwide financial markets, including a sustained period of higher interest rates; our ability to manage changes in our licensing status, business relationships or servicing guidelines with the Government National Mortgage Association, the United States Department of Housing and Urban Development or other governmental entities; our ability to obtain sufficient capital and liquidity to meet the financing and operational requirements of our business and our ability to comply with our debt agreements, including warehouse lending facilities, and pay down our substantial debt; our ability to refinance our debt on reasonable terms as it becomes due; our ability to manage disruptions in the secondary home loan market, including the mortgage-backed securities market; our ability to finance and recover costs of our reverse mortgage servicing operations; our ability to maintain compliance with the extensive regulations we are subject to, including consumer protection laws applicable to reverse mortgage lenders, which may be highly complex; our ability to compete with national banks, which are not subject to state licensing and operational requirements; our ability to manage various legal proceedings, federal or state governmental examinations and enforcement investigations we are subject to from time to time, the results of which are difficult to predict or estimate; our continued ability to remain in compliance with the terms of the consent orders issued by the Consumer Financial Protection Bureau, which we assumed in connection with our acquisition of operational assets from American Advisors Group; our holding company status and dependency on distributions from Finance of America Equity Capital LLC; our ability to comply with the continued listing standards of the New York Stock Exchange (“NYSE”) and avoid the delisting of our common stock from trading on its exchange; our common stock trading history has been characterized by low trading volume, which may result in an inability to sell your shares at a desired price, if at all; and our “controlled company” status under NYSE rules, which exempts us from certain corporate governance requirements and affords stockholders fewer protections.
All of these factors are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control. New factors emerge from time to time, and it is not possible for our management to predict all such factors or to assess the effect of each such new factor on our business. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and any of these statements included herein may prove to be inaccurate. Given the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements, or our objectives and plans will be achieved. Please refer to “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission (the “SEC”) on March 15, 2024, for further information on these and other risk factors affecting us, as such factors may be amended and updated from time to time in the Company’s subsequent periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov.

Non-GAAP Financial Measures
The Company’s management evaluates performance of the Company through the use of certain measures that are not prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), including Adjusted Net Loss, Adjusted EBITDA, and Adjusted Loss per Share.

We define Adjusted Net Loss as net income (loss) from continuing operations adjusted for changes in fair value of loans and securities held for investment and related obligations due to assumption changes, deferred purchase price obligations (including earnouts and Tax Receivable Agreement (“TRA”) obligations), contingent earnout, warrant liability, and minority investments, amortization and impairment of intangibles and other assets, equity-based compensation, certain non-recurring costs, and pro-forma income tax provision adjustments to apply an effective combined corporate tax rate to adjusted consolidated pre-tax loss from continuing operations.
We define Adjusted EBITDA as Adjusted Net Loss (defined above) adjusted for taxes, interest on non-funding debt, and depreciation.
We define Adjusted Loss Per Share as Adjusted Net Loss (defined above) divided by our weighted average outstanding shares, which includes our outstanding Class A Common Stock plus Finance of America Equity Capital LLC’s Class A LLC units owned by our noncontrolling interests on an if-converted basis.
The presentation of non-GAAP measures is used to enhance investors’ understanding of certain aspects of our financial performance. This discussion is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP. Management believes these key financial measures provide an additional view of our performance over the long-term and provide useful information that we use in order to maintain and grow our business.
These non-GAAP financial measures should not be considered as an alternative to net income (loss), operating cash flows, or any other performance measures determined in accordance with U.S. GAAP. Adjusted Net Loss, Adjusted EBITDA, and Adjusted Loss per Share have important limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of the limitations of these metrics are: (i) cash expenditures for future contractual commitments; (ii) cash requirements for working capital needs; (iii) cash requirements for certain tax payments; and (iv) all non-cash income/expense items.
Because of these limitations, Adjusted Net Loss, Adjusted EBITDA, and Adjusted Loss per Share should not be considered as measures of discretionary cash available to us to invest in the growth of our business or distribute to shareholders. We compensate for these limitations by relying primarily on our U.S. GAAP results and using our non-GAAP financial measures only as a supplement. Users of our consolidated financial statements are cautioned not to place undue reliance on our non-GAAP financial measures.
A reconciliation of our forward-looking Adjusted Earnings per Share outlook to U.S. GAAP Earnings per Share and Net Income cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusted items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future U.S. GAAP financial results.

Contacts:
For Finance of America Media: pr@financeofamerica.com
For Finance of America Investor Relations: ir@financeofamerica.com